Exhibit 10.1
FINWISE BANCORP
2019 STOCK PLAN
As amended and restated, effective July 26, 2021, June 9, 2022, June 27, 2024 and April 16, 2025
1.Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business. The Plan permits the grant of Options and Restricted Stock as the Administrator may determine.
2.Definitions. As used herein, the following definitions shall apply:
(a)“Administrator” means the Committee or, to the extent that the Board shall be administering the Plan in accordance with Section 4 hereof, the Board.
(b)“Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.
(c)“Award” means, individually or collectively, a grant under the Plan of Options or Restricted Stock.
(d)“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(e)“Board” means the Board of Directors of the Company.
(f)“Change of Control” means the occurrence of any of the following events:
(i)Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities, except that any change in the beneficial ownership of the securities of the Company as a result of a private financing of the Company that is approved by the Board, shall not be deemed to be a Change of Control; or
(ii)The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or
(iii)If the Company has filed a registration statement declared effective pursuant to Section 12(g) of the Exchange Act with respect to any of the Company’s securities, a change in the composition of the Board occurring within a two (2) year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an
KL2 3289865.6

individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or
(iv)The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
For the avoidance of doubt, a transaction shall not constitute a Change of Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that shall be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(g)“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any successor or amended section of the Code.
(h)“Committee” means the Compensation Committee of the Board or such other committee or subcommittee as the Board may designate to administer the Plan, or a committee formed by the abstention or recusal of a member of the Compensation Committee who is not a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.
(i)“Common Stock” means the Common Stock of the Company.
(j)“Company” means FinWise Bancorp, a Utah corporation, previously known as All West Bancorporation.
(k)“Consultant” means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.
(l)“Director” means a member of the Board.
(m)“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
(n)“Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
(o)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(p)“Exchange Program” means a program under which outstanding Options are surrendered or cancelled in exchange for Options of the same type (which may have higher but not lower exercise prices and different terms), Options of a different type, and/or cash. The terms and conditions of any Exchange Program shall be determined by the Administrator in its sole discretion.

KL2 3289865.6

(q)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported); or
(iii)In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.
(r)“Incentive Stock Option” means an Option that by its terms qualifies and is designated as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(s)“Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.
(t)“Option” means a stock option granted pursuant to the Plan.
(u)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(v)“Participant” means the holder of an outstanding Award.
(w)“Plan” means this FinWise Bancorp 2019 Stock Plan, previously known as the All West Bancorporation 2019 Stock Plan.
(x)“Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.
(y)“Restricted Stock Purchase Agreement” means a written or electronic agreement between the Company and the Participant evidencing the terms and restrictions applying to Shares purchased under a Restricted Stock award. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the notice of grant.
(z)“Securities Act” means the Securities Act of 1933, as amended.
(aa)“Service Provider” means an Employee, Director or Consultant.
(ab)“Share” means a share of the Common Stock, as adjusted in accordance with Section 11 below.
(ac)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

KL2 3289865.6

3.Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is One Million Seven Hundred Eighty Thousand (1,780,000) Shares. The Shares may be authorized but unissued, or reacquired Common Stock.
If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Exchange Program, the unpurchased Shares that were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of an Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan. Notwithstanding the foregoing, and subject to adjustment provided in Section 11, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in the first paragraph of this Section, plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this second paragraph of this Section provided that the total number of shares issued as Incentive Stock Options shall not exceed One Million Seven Hundred Eighty Thousand (1,780,000) Shares (subject to adjustment provided in Section 11).
4.Administration of the Plan.
(a)Administrator. The Plan shall be administered by the Committee. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.
(b)Powers of the Administrator. Subject to the provisions of the Plan and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:
(i)to determine the Fair Market Value;
(ii)to select the Service Providers to whom Awards may from time to time be granted hereunder;
(iii)to determine the number of Shares to be covered by each such Award granted hereunder;
(iv)to approve forms of agreement for use under the Plan;
(v)to determine the terms and conditions of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;
(vi)to institute an Exchange Program;

KL2 3289865.6

(vii)to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;
(viii)to modify or amend each Award (subject to Section 19(c) of the Plan) including but not limited to the discretionary authority to extend the post-termination exercise period of Awards and to extend the maximum term of an Option (subject to Section 6(a) regarding Incentive Stock Options), provided, however, that the Administrator may not, without stockholder approval, except as permitted under Section 11 hereof, directly or indirectly reduce the exercise price of an outstanding Option, including by (a) changing the terms of an Option to reduce the exercise price of such Option; (b) cancelling an Option in exchange for a new Option with a lower exercise price, or (c) cancelling an Option in exchange for cash in an amount, or Restricted Stock that has a value, greater than the excess of the Fair Market Value of the applicable Shares on the date of such payment over the exercise price, (d) taking any other action that is treated as a “repricing” under generally accepted accounting principles, or (e) taking any other action that has the same effect as any of the foregoing;
(ix)to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and
(x)to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan.
(c)Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants.
5.Eligibility. Nonstatutory Stock Options and Restricted Stock may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6.Stock Options.
(a)Term of Option. The term of each Option shall be stated in the Award Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(b)Option Exercise Price and Consideration.
(i)Exercise Price. The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:
(A)In the case of an Incentive Stock Option
a)granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than one hundred and ten percent (110%) of the Fair Market Value per Share on the date of grant.

KL2 3289865.6

b)granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(B)In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(C)Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above in accordance with and pursuant to a transaction described in Section 424 of the Code.
(ii)Forms of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of, without limitation, (1) cash, (2) check, (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised and provided that accepting such Shares, in the sole discretion of the Administrator, shall not result in any adverse accounting consequences to the Company, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (7) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.
(c)Exercise of Option.
(i)Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option shall be deemed exercised when the Company receives (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised, together with any applicable withholding taxes. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 11 of the Plan.

KL2 3289865.6

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(ii)Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, such Participant may exercise his or her Option within such period of time as is specified in the Award Agreement, to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. Unless the Administrator provides otherwise, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
(iii)Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such longer period of time as is specified in the Award Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. Unless the Administrator provides otherwise, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
(iv)Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such longer period of time as is specified in the Award Agreement, to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
(v)Incentive Stock Option Limit. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds One Hundred Thousand Dollars ($100,000), such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(c)(v), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

KL2 3289865.6

7.Restricted Stock.
(a)Rights to Purchase. Restricted Stock may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it shall offer Restricted Stock under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (if any), and the time within which such person must accept such offer.
(b)Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable within ninety (90) days of the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). Unless the Administrator provides otherwise, the purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.
(c)Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.
(d)Rights as a Stockholder. Once the Restricted Stock is issued, the purchaser shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Restricted Stock is issued, except as provided in Section 11 of the Plan.
8.Tax Withholding. Prior to the delivery of any Shares pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof). The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, shall determine in what manner it shall allow a Participant to satisfy such tax withholding obligation and may permit the Participant to satisfy such tax withholding obligation, in whole or in part by one (1) or more of the following: (a) paying cash (or by check), (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount statutorily required to be withheld, or (c) selling a sufficient number of such Shares otherwise deliverable to a Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the minimum amount statutorily required to be withheld.
9.Limited Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Participant, only by the Participant.
10.Leaves of Absence; Transfers.
(a)Unless the Administrator provides otherwise, or except as otherwise required by Applicable Laws, vesting of Awards granted hereunder to officers, Directors and Consultants shall be suspended during any unpaid leave of absence.

KL2 3289865.6

(b)A Service Provider shall not cease to be a Service Provider in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.
(c)For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.
11.Adjustments; Dissolution or Liquidation; Merger or Change of Control.
(a)Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall adjust the number and class of Shares that may be delivered under the Plan and/or the number, class and price of Shares covered by each outstanding Award.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award shall terminate immediately prior to the consummation of such proposed action.
(c)Merger or Change of Control. In the event of a merger or Change of Control, each outstanding Award shall be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator shall not be required to treat all Awards similarly in the transaction.
Notwithstanding the foregoing, in the event that the successor corporation does not assume or substitute for the Award, the Administrator shall determine, in its sole discretion, whether any portion of any Award will vest with regard to Shares as to which such Award would not otherwise be vested or exercisable or whether restrictions on any portion of the Participant’s Restricted Stock shall lapse with regard to Shares as to which such restrictions would not otherwise have lapsed. In addition, if an Award is not assumed or substituted in the event of a merger or Change of Control and the Administrator determines to provide for such additional vesting or lapse of restrictions, the Administrator shall notify the Participant in writing or electronically of such determination and shall specify that the Award shall be exercisable for a period of time determined by the Administrator in its sole discretion, and any Award not assumed or substituted for shall terminate upon the expiration of such period for no consideration, unless otherwise determined by the Administrator.
For the purposes of this Section 11(c), the Award shall be considered assumed if, following the merger or Change of Control, the option or right confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change of Control, the consideration (whether stock, cash, or other securities or property)

KL2 3289865.6

received in the merger or Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of common stock in the merger or Change of Control.
12.Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such later date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable time after the date of such grant.
13.No Effect on Employment or Service. Neither the Plan nor any Award shall confer upon any participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause, and with or without notice.
14.Conditions Upon Issuance of Shares.
(a)Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
(b)Investment Representations. As a condition to the exercise of an Award, the Administrator may in its discretion require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.
15.Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
16.Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
17.Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.
18.Term of Plan. The Plan was adopted by the Board on June 20, 2019 with respect to Six Hundred Thousand (600,000) post-stock split Shares, was approved by the stockholders of the Company in accordance with Section 17, and became effective upon its adoption by the Board. The Plan subsequently was amended and restated, effective July 26, 2021, which

KL2 3289865.6

amendment and restatement was approved by the stockholders of the Company, to increase the number of Shares reserved for issuance under the Plan by an additional 180,000 post-stock split Shares and make certain other changes to the Plan. The Plan was further amended and restated, effective June 9, 2022, to increase the number of Shares reserved for issuance under the Plan by an additional 500,000 post-stock split Shares and make certain other changes to the Plan. The Plan was further amended and restated, effective June 27, 2024, to increase the number of Shares reserved for issuance under the Plan by an additional 500,000 post-stock split Shares. The Plan subsequently was amended and restated, effective April 16, 2025, which amendment and restatement did not increase in the number of Shares reserved for issuance under the Plan. Unless sooner terminated under Section 19, the Plan shall continue in effect (i) until July 25, 2031 with respect to the initial 780,000 shares authorized under the Plan, (ii) until June 8, 2032 with respect to the 500,000 shares authorized under the Plan in 2022 and (iii) until June 26, 2034 with respect to the 500,000 shares authorized under the Plan in 2024.
19.Amendment and Termination of the Plan.
(a)Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
(b)Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c)Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing (which may include e-mail) and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

KL2 3289865.6